Exhibit 99.1

Ingevity Corporation 4920 O'Hear Avenue Suite 400 North Charleston, SC 29405 USA www.ingevity.com
Ingevity reports second quarter 2026 financial results
Second Quarter 2026 Results and Recent Highlights:

•Net sales of $314.1 million decreased 5% from prior year; excluding Road Markings, sales increased 5%
•Net income from continuing operations of $39.8 million, or $1.13 per diluted share, compared to $(141.4) million, or $(3.87) per diluted share, in the prior year
•Adjusted earnings from continuing operations of $61.5 million and $1.74 of adjusted diluted earnings per share compared to $44.9 million and $1.22 in the prior year
•Adjusted EBITDA from continuing operations of $115.0 million, up $14.0 million from the prior year; Adjusted EBITDA margin from continuing operations of 36.6% compared to 30.5% in the prior year
•Completed the sale of Road Markings product line on April 15, 2026, for approximately $63 million in net proceeds
•Raises full year Adjusted EBITDA outlook to a range of $380 to $400 million following a solid start to the year

NORTH CHARLESTON, S.C., July 29, 2026 – Ingevity Corporation (NYSE: NGVT) today reported its financial results for the second quarter of 2026.
The results and guidance in this release include non-GAAP financial measures; see “Use of non‑GAAP financial measures” section for definitions and reconciliations to the most comparable GAAP measure. Unless otherwise stated, all comparisons below are made versus the same period in 2025 and are presented on a continuing operations basis.
Full Company Results
Net sales of $314.1 million decreased 5% driven primarily by the sale of the Road Markings product line on April 15, 2026. Excluding Road Markings, sales increased 5% with growth across all three segments. The company reported net income from continuing operations of $39.8 million or $1.13 per diluted share (EPS). Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations increased 14% to $115.0 million, driven by higher price, favorable product mix, and increased volumes in Performance Materials and Pavement Technologies, along with improved product mix and asset utilization in Advanced Polymer Technologies. Second quarter adjusted EBITDA margin from continuing operations was 36.6% compared to 30.5% in the prior year.
“We are delivering on the commitments we set at the beginning of the year," said Ingevity President and CEO Dave Li. "Strong commercial and operational execution across our businesses drove another strong quarter, giving us the confidence to raise our full-year diluted adjusted EPS and adjusted EBITDA guidance. While our outlook for the second half remains measured given the dynamic operating environment, our results reinforce the strength of the business and the progress we're making in building a stronger, more focused Ingevity. The completion of the Road Markings divestiture in April further demonstrates our commitment to portfolio transformation. We also continue to invest in organic growth opportunities that leverage our differentiated carbon technologies. Our recent municipal water treatment contract for PFAS filtration provides early commercial validation of our technology and demonstrates its potential to create attractive new growth opportunities in adjacent markets. Together, these actions are creating a stronger Ingevity: a more focused company with differentiated technology, attractive organic growth opportunities, and a stronger foundation for sustainable long-term shareholder value.”
Segment Results
Performance Materials
Performance Materials sales increased 4% to $160.6 million driven by higher volumes and favorable mix driven by a continued shift in consumer preferences from battery electric vehicles to hybrids, further supported by annual pricing actions. Segment EBITDA was up 6% to $86.1 million driven by higher volumes, improved price and mix, and higher plant utilization, which more than offset higher SG&A and other expenses. Segment EBITDA margin improved 100 basis points to 53.6% compared to 52.6% in the prior year.
Pavement Technologies
Pavement Technologies sales declined 22% to $104.2 million, primarily due to the April 15, 2026, divestiture of the Road Markings product line. Excluding the divestiture, sales increased 3%, driven by higher price and volumes with regional strength in North America partially offset by weakness in China and South America. Segment EBITDA was $25.4 million, down $3.4 million from the prior year, primarily reflecting the absence of $6.0 million of Road Markings EBITDA included in the prior-year period, partially offset by improved pricing and volumes in the remaining Pavement Technologies business. Segment EBITDA margin was 24.4%, compared with 21.4% in the prior year.
Advanced Polymer Technologies
Advanced Polymer Technologies sales increased 14% to $49.3 million driven primarily by higher prices, including a price surcharge to offset increased raw material and energy cost, a favorable mix toward higher-value derivative products, and competitor supply disruptions. Segment EBITDA for the quarter was $11.2 million compared to $2.0 million. The improvement was driven by improved product mix and higher plant utilization compared with the prior year period that included extended downtime associated with the installation of new boilers and further supported by competitor supply disruptions. Segment EBITDA margin was 22.7% compared to 4.6% in the prior year.
Corporate and Other
Corporate and other expenses, which are not included in segment financial results, were $7.7 million, similar to the prior year.
Liquidity/Other Continuing and Discontinued Operations
Second quarter operating cash flow was negative $15.8 million, a decrease of $120.2 million versus the same quarter in 2025 driven by a $113.2 million litigation settlement payment. Excluding the litigation settlement, the company generated $89.1 million free cash flow, an increase of $22.3 million. Second quarter of 2026 reflects improved earnings, reduced interest expense due to debt repayments, and lower restructuring spend compared to the prior year.
Share repurchases totaled approximately $35 million for the second quarter at a weighted average cost per share of $70.94, with approximately $211 million available capacity remaining under the company's current share repurchase authorization. Net leverage improved to 2.5 times versus the first quarter of 2026 and is down from 3.0 times versus the same quarter last year.
Full Year 2026 Outlook:
Following another strong quarter, the company is raising its full-year 2026 outlook while maintaining a measured view of the second half of the year. It now expects full year 2026 net sales between $1.05 billion and $1.15 billion, adjusted EBITDA between $380 million and $400 million, and diluted adjusted EPS of $5.00 to $5.45. Free cash flow is expected to be between $220 million and $245 million, excluding $113.2 million related to a litigation settlement. The company intends to utilize the strong free cash flow to reduce leverage to within our long-term target range of 2.0 to 2.5 times and return cash to shareholders. The 2026 outlook includes full year financial results for Advanced Polymer Technologies but excludes the divested Industrial Specialties product line for the full year and the Road Markings product line beginning April 15, 2026.
Additional Information: The company will host a live webcast on Thursday, July 30, at 10:00 a.m. (Eastern) to discuss second quarter 2026 fiscal results. The webcast can be accessed via the Investor section of Ingevity’s website. Participants may pre-register for the event here.
Participants may also listen to the conference call by dialing 833 461 5787 (inside the U.S.) and entering access code 943357132. Callers outside the U.S. can find international dial-in numbers here. For those unable to join the live event, a recording will be available beginning at approximately 2:00 p.m. (Eastern) on July 30, 2026, through July 29, 2027, at this replay link.
Instructions for accessing the webcast and conference call, along with a slide deck containing relevant financial and statistical information, will be posted to the Investors section of Ingevity’s website after the company issues its earnings release on July 29, 2026.
Ingevity: Purify, Protect and Enhance
Ingevity (NYSE: NGVT) is a global specialty materials company that develops advanced carbon and engineered materials solutions that improve mobility, strengthen and extend the life of infrastructure and enhance industrial processes. With a 90‑year legacy of innovation, we work closely with customers to solve technical challenges and deliver materials that improve performance and environmental outcomes in essential applications. Our portfolio includes Performance Materials activated carbon technologies for emissions control and filtration; Pavement Technologies solutions for high-performance pavement applications and dispersants for crop protection; and Advanced Polymer Technologies specialty polymers for coatings and industrial applications. Headquartered in North Charleston, South Carolina, Ingevity operates from 17 locations worldwide and employs approximately 1,400 people. Learn more at ingevity.com.
Use of non-GAAP financial measures: This press release includes certain non‐GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of non‐GAAP financial measures to GAAP financial measures are provided within the Appendix to this press release. Investors are urged to consider carefully the comparable GAAP measures and the reconciliations to those measures provided. The company does not attempt to provide reconciliations of forward-looking non-GAAP guidance to the comparable GAAP measure because the impact and timing of the factors underlying the guidance assumptions are inherently uncertain and difficult to predict and are unavailable without unreasonable efforts. In addition, Ingevity believes such reconciliations would imply a degree of certainty that could be confusing to investors.
Forward-looking statements: This press release contains “forward looking statements” within the meaning of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements generally include the words “will,” “plans,” “intends,” “targets,” “expects,” “outlook,” “guidance,” “believes,” “anticipates” or similar expressions. Forward looking statements may include, without limitation, the potential benefits of any divestiture, acquisition or investment transaction, leadership transitions within our organization, expected financial positions, guidance, results of operations and cash flows; financing plans; business strategies and expectations; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; litigation-related strategies and outcomes; and markets for securities. Actual results could differ materially from the views expressed. Factors that could cause actual results to materially differ from those contained in the forward looking statements, or that could cause other forward looking statements to prove incorrect, include, without limitation, our ability to adjust our cost and operating structure after giving effect to any transaction that results from our announced review of strategic alternatives for our Advanced Polymer Technologies segment; adverse effects from general global economic, geopolitical and financial conditions beyond our control, including inflation, global trade tensions, and the Russia-Ukraine war and conflict in the middle east; risks related to our international sales and operations, including changes in tariffs; adverse conditions in the automotive market; competition from substitute products, new technologies and new or emerging competitors; worldwide air quality standards; a decrease in government infrastructure spending; adverse conditions in cyclical end markets; the limited supply of or lack of access to sufficient raw materials, or any material increase in the cost to acquire such raw materials; issues with or integration of future acquisitions and other investments; risks related to co-located operations; the provision of services by third parties at several facilities; supply chain disruptions; natural disasters and extreme weather events; or other unanticipated problems such as labor difficulties (including work stoppages), equipment failure or unscheduled maintenance and repair; planned and unplanned production slowdowns and shutdowns, turnarounds and outages, attracting and retaining key personnel; dependence on certain large customers; legal actions associated with our intellectual property rights; protection of our intellectual property and other proprietary information; information technology security breaches and other disruptions; government policies and regulations, including, but not limited to, those affecting the environment, climate change, tax policies, tariffs and the chemicals industry; losses due to lawsuits arising out of environmental damage or personal injuries associated with chemical or other manufacturing processes; and the other factors detailed from time to time in the reports we file with the Securities and Exchange Commission (the “SEC”), including those described in Part I, Item 1A. Risk Factors in our most recent Annual Report on Form 10 K as well as in our other filings with the SEC. These forward-looking statements speak only to management’s beliefs as of the date of this press release. Ingevity assumes no obligation to provide any revisions to, or update, any projections and forward-looking statements contained in this press release.

INGEVITY CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
In millions, except per share data	2026	2025	2026	2025
Net sales	$314.1	$331.5	$572.1	$579.4
Cost of sales	175.1	203.7	316.7	339.7
Gross profit	139.0	127.8	255.4	239.7
Selling, general, and administrative expenses	39.0	43.6	79.7	85.5
Research and technical expenses	6.1	7.0	12.8	14.0
Restructuring and other (income) charges, net	1.7	7.2	2.2	9.1
Goodwill impairment charge	—	183.8	—	183.8
Long-lived asset impairment charge	32.1	—	32.1	—
Other (income) expense, net	(4.8)	4.2	17.6	8.3
Interest expense, net	14.2	18.6	30.1	38.0
Income (loss) from continuing operations before income taxes	50.7	(136.6)	80.9	(99.0)
Provision (benefit) for income taxes on continuing operations	10.9	4.8	17.7	13.3
Net income (loss) from continuing operations	39.8	(141.4)	63.2	(112.3)
Income (loss) from discontinued operations, net of income taxes	(4.5)	(5.1)	31.9	(13.7)
Net income (loss)	$35.3	$(146.5)	$95.1	$(126.0)

Per share data
Basic earnings (loss) per share from continuing operations	$1.15	$(3.87)	$1.81	$(3.08)
Basic earnings (loss) per share from discontinued operations	(0.13)	(0.15)	0.91	(0.38)
Basic earnings (loss) per share	$1.02	$(4.02)	$2.72	$(3.46)

Diluted earnings (loss) per share from continuing operations	$1.13	$(3.87)	$1.78	$(3.08)
Diluted earnings (loss) per share from discontinued operations	(0.13)	(0.15)	0.89	(0.38)
Diluted earnings (loss) per share	$1.00	$(4.02)	$2.67	$(3.46)

Weighted average shares outstanding
Basic	34.7	36.5	35.0	36.4
Diluted	35.3	36.5	35.6	36.4

Financial Schedules - Page 1

INGEVITY CORPORATION
Segment Operating Results (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
In millions	2026	2025	2026	2025
Performance Materials	$160.6	$153.9	$316.0	$300.7
Pavement Technologies	104.2	134.3	162.5	193.2
Advanced Polymer Technologies	49.3	43.3	93.6	85.5
Net sales	$314.1	$331.5	$572.1	$579.4

Performance Materials	$86.1	$81.0	$178.1	$164.5
Pavement Technologies	25.4	28.8	26.0	34.6
Advanced Polymer Technologies	11.2	2.0	18.8	15.6
Segment EBITDA (1)	$122.7	$111.8	$222.9	$214.7
Interest expense, net	(14.2)	(18.6)	(30.1)	(38.0)
(Provision) benefit for income taxes on continuing operations	(10.9)	(4.8)	(17.7)	(13.3)
Depreciation and amortization (2)	(22.0)	(25.2)	(44.7)	(49.7)
Gain on sale of business (3)	8.6	—	8.6	—
Restructuring and other income (charges), net (4) (5)	(1.7)	(7.2)	(2.2)	(9.1)
Goodwill impairment charge (6)	—	(183.8)	—	(183.8)
Long-lived asset impairment charge (6)	(32.1)	—	(32.1)	—
Gain (loss) on strategic investment (4) (7)	—	(2.5)	—	(2.5)
Litigation charge (8)	—	—	(16.2)	—
Impairment of license agreement (9)	—	—	(2.8)	—
Proxy contest charges (10)	—	(0.3)	—	(8.2)
Portfolio realignment costs (11)	(2.9)	—	(6.1)	—
Corporate and other (12)	(7.7)	(7.8)	(16.4)	(16.2)
Indirect costs allocated to Divestiture (13)	—	(3.0)	—	(6.2)
Net income (loss) from continuing operations	$39.8	$(141.4)	$63.2	$(112.3)
_______________
(1) Segment EBITDA is defined as segment net sales less segment operating expenses (segment operating expenses consist of costs of sales, selling, general and administrative expenses, research and technical expenses, other (income) expense, net, excluding depreciation and amortization). We have excluded the following items from segment EBITDA: interest expense associated with corporate debt facilities, interest income, income taxes, depreciation, amortization, gain on sale of business, restructuring and other income (charges), net, goodwill impairment charges, long-lived asset impairment charges, acquisition and other-related income (costs), gain (loss) on strategic investments, impairment of license agreement, proxy contest charges, portfolio realignment costs, pension and postretirement settlement and curtailment income (charges), net, litigation charge, indirect costs allocated to Divestiture, and Corporate and other costs.
(2) The table below provides an allocation of these charges between our three reportable segments to provide investors, potential investors, securities analysts and others with the information, should they choose, to apply such (income) charges to each respective reportable segment for which the charges relate.

	Three Months Ended June 30,		Six Months Ended June 30,
In millions	2026	2025	2026	2025
Performance Materials	$11.1	$9.9	$22.0	$19.8
Pavement Technologies	3.5	6.0	7.0	11.9
Advanced Polymer Technologies	7.4	8.3	15.7	16.0
Indirect costs allocated to Divestiture (i)	—	1.0	—	2.0
Depreciation and amortization	$22.0	$25.2	$44.7	$49.7
_______________
(i) Includes indirect costs previously allocated to the Divestiture that are not eligible for discontinued operations accounting treatment.
(3) The gain relates to the sale of our former Performance Chemicals' road markings product line on April 15, 2026.
(4) For more information on these charges, refer to the Reconciliation of Adjusted Earnings table on page 8.
Financial Schedules - Page 2

(5) The table below provides an allocation of these charges between our three reportable segments to provide investors, potential investors, securities analysts and others with the information, should they choose, to apply such (income) charges to each respective reportable segment for which the charges relate.

	Three Months Ended June 30,		Six Months Ended June 30,
In millions	2026	2025	2026	2025
Performance Materials	$1.0	$—	$1.5	$—
Pavement Technologies	0.7	0.6	1.8	1.2
Advanced Polymer Technologies	—	5.9	(1.1)	6.5
Indirect costs allocated to Divestiture	—	0.7	—	1.4
Restructuring and other (income) charges, net	$1.7	$7.2	$2.2	$9.1
(6) The company recorded a non-cash impairment charge within Advanced Polymer Technologies.
(7) Charge relates to our Advanced Polymer Technologies reportable segment.
(8) For information on our litigation charges please refer to Note 13, Commitments and Contingencies, in the Notes to the Condensed Consolidated Financial Statements included in the Company’s Form 10-Q for the quarter ended March 31, 2026, filed on May 7, 2026. Updates will be provided in subsequent filings of the Company's Form 10-Q in 2026.
(9) Charge represents an impairment of a license agreement within our Performance Materials reportable segment.
(10) Charges represent legal and other professional service fees as well as incremental proxy solicitation costs related to a proxy contest.
(11) Charges represent professional service fees related to a review of the company's portfolio.
(12) Corporate and other costs is defined as costs associated with corporate administrative functions (e.g., executive office, corporate finance, legal, human resources) and other compliance costs to operate as a NYSE listed entity. Also includes corporate administrative function share of information technology, safety, health, accounting and human resource departments.
(13) Includes indirect costs previously allocated to the Divestiture that are not eligible for discontinued operations accounting treatment.

	Three Months Ended June 30,		Six Months Ended June 30,
In millions	2026	2025	2026	2025
Cost of sales	$—	$1.2	$—	$3.7
Selling, general, and administrative expenses	—	1.8	—	2.5
Indirect costs allocated to Divestiture	$—	$3.0	$—	$6.2

Financial Schedules - Page 3

INGEVITY CORPORATION
Condensed Consolidated Balance Sheets (Unaudited)

In millions	June 30, 2026	December 31, 2025
Assets
Cash and cash equivalents	$97.4	$78.1
Accounts receivable, net	155.8	127.2
Inventories, net	154.0	186.0
Restricted investment, net	85.8	—
Prepaid and other current assets	50.8	47.0
Current assets of discontinued operations	—	15.9
Current assets	543.8	454.2
Property, plant, and equipment, net	575.0	608.1
Goodwill	4.3	4.3
Other intangibles, net	137.3	176.1
Deferred income taxes	87.0	117.0
Restricted investment, net	—	84.4
Strategic investments	83.4	83.1
Other assets	106.7	104.4
Noncurrent assets of discontinued operations	—	19.5
Total Assets	$1,537.5	$1,651.1

Liabilities
Accounts payable	$88.0	$92.0
Accrued expenses	60.3	148.0
Notes payable and current maturities of long-term debt	144.0	47.1
Other current liabilities	45.3	51.1
Current liabilities of discontinued operations	—	3.1
Current liabilities	337.6	341.3
Long-term debt including finance lease obligations	1,056.2	1,161.4
Deferred income taxes	44.2	55.1
Other liabilities	52.6	62.9
Noncurrent liabilities of discontinued operations	—	0.7
Total Liabilities	1,490.6	1,621.4
Equity	46.9	29.7
Total Liabilities and Equity	$1,537.5	$1,651.1

Financial Schedules - Page 4

INGEVITY CORPORATION
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
In millions	2026 (1)	2025 (1)	2026 (1)	2025 (1)
Cash provided by (used in) operating activities:
Net income (loss)	$35.3	$(146.5)	$95.1	$(126.0)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	22.0	25.6	44.7	50.5
Restructuring and other (income) charges, net	6.6	21.9	14.9	34.2
Impairment of license agreement	—	—	2.8	—
(Gain) loss on strategic investment	—	2.5	—	2.5
Goodwill impairment charge	—	183.8	—	183.8
Long-lived asset impairment charge	32.1	—	32.1	—
(Gain) loss on sale of business	(7.2)	—	(62.8)	—
Litigation charges	—	—	16.2	—
Other non-cash items	15.5	3.5	41.8	11.1
Changes in operating assets and liabilities, net of effect of divestitures:
Restructuring and other cash outflow, net	(6.8)	(11.5)	(15.4)	(23.1)
CTO resales cash inflow (outflow), net	—	—	—	6.2
Litigation settlement payment	(113.2)	—	(113.2)	—
Changes in other operating assets and liabilities, net	1.9	(0.3)	(72.0)	(34.8)
Net cash provided by (used in) operating activities	$(13.8)	$79.0	$(15.8)	$104.4
Cash provided by (used in) investing activities:
Capital expenditures	$(10.3)	$(12.2)	$(20.6)	$(22.2)
Proceeds from sale of businesses	63.2	—	156.3	—
Proceeds from Restricted investment	23.1	—	47.8	—
Proceeds from disposition of assets	—	—	—	3.6
Other investing activities, net	(0.6)	9.4	(1.8)	4.3
Net cash provided by (used in) investing activities	$75.4	$(2.8)	$181.7	$(14.3)
Cash provided by (used in) financing activities:
Proceeds from revolving credit facility and other borrowings	$163.7	$66.2	$877.5	$158.5
Payments on revolving credit facility and other borrowings	(167.6)	(129.0)	(885.6)	(229.3)
Debt issuance costs	—	—	(4.0)	—
Finance lease obligations, net	(0.3)	(0.2)	(0.6)	(0.6)
Tax payments related to withholdings on vested equity awards	(1.4)	—	(5.7)	(2.6)
Proceeds and withholdings from share-based compensation plans, net	2.5	—	5.8	—
Repurchases of common stock under stock repurchase plan	(34.5)	—	(86.8)	—
Net cash provided by (used in) financing activities	$(37.6)	$(63.0)	$(99.4)	$(74.0)
Increase (decrease) in cash, cash equivalents, and restricted cash	24.0	13.2	66.5	16.1
Effect of exchange rate changes on cash	1.6	3.0	1.8	4.4
Change in cash, cash equivalents, and restricted cash	25.6	16.2	68.3	20.5
Cash, cash equivalents, and restricted cash at beginning of period	155.3	90.9	112.6	86.6
Cash, cash equivalents, and restricted cash at end of period (2)	$180.9	$107.1	$180.9	$107.1

(1) The cash flows related to discontinued operations have not been segregated and remain included in the major classes of assets and liabilities. Accordingly, the Condensed Consolidated Statements of Cash Flows include the results of continuing and discontinued operations.

(2) Includes restricted cash of $83.5 million and $30.2 million and cash and cash equivalents of $97.4 million and $76.9 million at June 30, 2026 and 2025, respectively. Restricted cash is included within "Prepaid and other current assets" and "Restricted investment, net" within the condensed consolidated balance sheets.

Supplemental cash flow information:
Cash paid for interest, net of capitalized interest	$17.4	$22.6	$28.5	$37.2
Cash paid for income taxes, net of refunds	(5.2)	1.2	(2.7)	5.6
Purchases of property, plant, and equipment in accounts payable	(1.1)	(0.6)	0.7	2.3
Leased assets obtained in exchange for new operating lease liabilities	(0.9)	0.4	4.9	0.4

Financial Schedules - Page 5

Ingevity Corporation
Non-GAAP Financial Measures
Ingevity has presented certain financial measures, defined below, which have not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and has provided a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP on the following pages. These financial measures are not meant to be considered in isolation nor as a substitute for the most directly comparable financial measure calculated in accordance with GAAP. Investors should consider the limitations associated with these non-GAAP measures, including the potential lack of comparability of these measures from one company to another.
We believe these non-GAAP financial measures provide management as well as investors, potential investors, securities analysts, and others with useful information to evaluate the performance of the business, because such measures, when viewed together with our financial results computed in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our historical financial performance, liquidity measures, and projected future results.
Ingevity uses the following non-GAAP measures:
Adjusted earnings (loss) from continuing operations is defined as net income (loss) from continuing operations plus restructuring and other (income) charges, net, goodwill impairment charges, long-lived asset impairment charge, acquisition and other-related (income) costs, pension and postretirement settlement and curtailment (income) charges, impairment of license agreement, debt refinancing fees, litigation charge, proxy contest charges, portfolio realignment costs, gain on sale of business, gain (loss) on strategic investment, and the income tax expense (benefit) on those items, less the provision (benefit) from certain discrete tax items.
Diluted adjusted earnings (loss) from continuing operations per share is defined as diluted earnings (loss) from continuing operations per share plus restructuring and other (income) charges, net, per share, acquisition and other-related (income) costs per share, pension and postretirement settlement and curtailment (income) charges per share, impairment of license agreement per share, debt refinancing fees per share, litigation charge per share, proxy contest charges per share, portfolio realignment costs per share, gain on sale of business per share, gain (loss) on strategic investment per share, goodwill impairment charge per share, long-lived asset impairment charge and the income tax expense (benefit) per share on those items, less the provision (benefit) from certain discrete tax items per share.
Adjusted EBITDA from continuing operations is defined as net income (loss) from continuing operations plus interest expense, net, provision (benefit) for income taxes, depreciation, amortization, restructuring and other (income) charges, net, acquisition and other-related (income) costs, litigation charge, impairment of license agreement, proxy contest charges, portfolio realignment costs, gain on sale of business, gain (loss) on strategic investment, goodwill impairment charge, long-lived asset impairment charge and pension and postretirement settlement and curtailment (income) charges, net.
Adjusted EBITDA from discontinued operations is defined as net income (loss) from discontinued operations plus interest expense, net, provision (benefit) for income taxes, depreciation, amortization, restructuring and other (income) charges, net, gain on sale of business.
Total Adjusted EBITDA is defined as Adjusted EBITDA from continuing operations and Adjusted EBITDA from discontinued operations.
Adjusted EBITDA margin from continuing operations is defined as Adjusted EBITDA from continuing operations divided by Net sales from continuing operations.
Adjusted EBITDA margin from discontinued operations is defined as Adjusted EBITDA from discontinued operations divided by Net sales from discontinued operations.
Total Adjusted EBITDA Margin is defined as Total Adjusted EBITDA divided by Total net sales.
Total Net Sales is defined as Net sales from continuing operations and Net sales from discontinued operations.
Net Debt is defined as the sum of notes payable, short-term debt, current maturities of long-term debt and long-term debt including finance lease obligations less the sum of cash and cash equivalents, restricted cash associated with our new market tax credit financing arrangement, and restricted investment associated with certain finance lease obligations, excluding the allowance for credit losses on held-to-maturity debt securities held within the restricted investment.
Net Debt Ratio is defined as Net Debt divided by the last twelve months Total Adjusted EBITDA.
Free Cash Flow is defined as the sum of net cash provided by (used in) the following items: operating activities less capital expenditures.
Financial Schedules - Page 6

Ingevity Corporation
Non-GAAP Financial Measures
Free Cash Flow per share is defined as Free Cash Flow divided by diluted weighted average common shares outstanding.
Ingevity's management also uses the above financial measures as the primary measures of profitability and liquidity of the business. In addition, Ingevity believes Adjusted EBITDA from continuing operations and Adjusted EBITDA Margin from continuing operations are useful measures because they exclude the effects of financing and investment activities as well as non-operating activities.
GAAP Reconciliation of 2026 Adjusted EBITDA Guidance
A reconciliation of net income to Adjusted EBITDA from continuing operations as projected for 2026 is not provided. Ingevity does not forecast net income as it cannot, without unreasonable effort, estimate or predict with certainty various components of net income. These components, net of tax, include further restructuring and other income (charges), net; additional acquisition and other-related (income) costs; litigation charges; additional pension and postretirement settlement and curtailment (income) charges; and revisions due to legislative tax rate changes. Additionally, discrete tax items could drive variability in our projected effective tax rate. All of these components could significantly impact such financial measures. Further, in the future, other items with similar characteristics to those currently included in Adjusted EBITDA from continuing operations, that have a similar impact on the comparability of periods, and which are not known at this time, may exist and impact Adjusted EBITDA from continuing operations.
Financial Schedules - Page 7

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures

Adjusted Earnings and Diluted Adjusted Earnings per Share Reconciliation (GAAP to Non-GAAP)

	Three Months Ended June 30,		Six Months Ended June 30,
In millions, except per share data (unaudited)	2026	2025	2026	2025
Net income (loss) from continuing operations (GAAP)	$39.8	$(141.4)	$63.2	$(112.3)
Restructuring and other (income) charges, net (1)	1.7	7.2	2.2	9.1
Goodwill impairment charge (2)	—	183.8	—	183.8
Long-lived asset impairment charge (2)	32.1	—	32.1	—
Gain on sale of business (3)	(8.6)	—	(8.6)	—
Litigation charge (4)	—	—	16.2	—
Impairment of license agreement (5)	—	—	2.8	—
(Gain) loss on strategic investment (6)	—	2.5	—	2.5
Proxy contest charges (7)	—	0.3	—	8.2
Portfolio realignment costs (8)	2.9	—	6.1	—
Tax effect on items above (9)	(7.1)	(48.4)	(12.4)	(50.7)
Certain discrete tax provision (benefit) (10)	0.7	40.9	1.3	41.3
Adjusted earnings (loss) from continuing operations (Non-GAAP)	$61.5	$44.9	$102.9	$81.9

Diluted earnings (loss) from continuing operations per share (GAAP)	$1.13	$(3.87)	$1.78	$(3.08)
Restructuring and other (income) charges, net	0.05	0.20	0.06	0.25
Goodwill impairment charge	—	5.01	—	5.01
Long-lived asset impairment charge	0.91	—	0.90	—
Gain on sale of business	(0.24)	—	(0.24)	—
Litigation charge	—	—	0.46	—
Impairment of license agreement	—	—	0.08	—
(Gain) loss on strategic investment	—	0.07	—	0.07
Proxy contest charges	—	0.01	—	0.22
Portfolio realignment costs	0.08	—	0.17	—
Tax effect on items above	(0.21)	(1.32)	(0.35)	(1.37)
Certain discrete tax provision (benefit)	0.02	1.12	0.03	1.13
Diluted adjusted earnings (loss) from continuing operations per share (Non-GAAP)	$1.74	$1.22	$2.89	$2.23

Weighted average common shares outstanding - Diluted (11)	35.3	36.7	35.6	36.7
Financial Schedules - Page 8

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures

_______________
(1) We regularly perform strategic reviews and assess the return on our operations, which sometimes results in a plan to restructure the business. These costs are excluded from our reportable segment results; details of which are included in the table below. For the details of these costs between our reportable segments, see Segment Operating Results on page 2.

	Three Months Ended June 30,		Six Months Ended June 30,
In millions	2026	2025	2026	2025
Work force reductions and other	$1.3	$6.5	$1.0	$7.7
Performance Chemicals repositioning	0.4	0.7	1.2	1.4
Restructuring charges (i)	1.7	7.2	2.2	9.1
Other (income) charges, net (i)	—	—	—	—
Restructuring and other (income) charges, net (ii)	$1.7	$7.2	$2.2	$9.1
_________________
(i) Amounts are recorded within Restructuring and other (income) charges, net on the condensed consolidated statement of operations.
(ii) For information on our Workforce reductions and other and our Performance Chemicals' repositioning please refer to Note 11, Restructuring and Other (Income) Charges, net, in the Notes to the Condensed Consolidated Financial Statements included in the Company’s Form 10-Q for the quarter ended March 31, 2026, filed on May 7, 2026. Updates will be provided in subsequent filings of the Company's Form 10-Q in 2026.

(2) The company recorded a non-cash impairment charge within Advanced Polymer Technologies.
(3) The gain relates to the sale of our former Performance Chemicals' road markings product line on April 15, 2026.
(4) For information on our litigation charges please refer to Note 13, Commitments and Contingencies, in the Notes to the Condensed Consolidated Financial Statements included in the Company’s Form 10-Q for the quarter ended March 31, 2026, filed on May 7, 2026. Updates will be provided in subsequent filings of the Company's Form 10-Q in 2026.
(5) Charge represents an impairment of a license agreement within our Performance Materials reportable segment.
(6) We exclude gains and losses from sales of strategic investments from our segment results, as well as our non-GAAP financial measures, because we do not consider such gains or losses to be directly associated with the operational performance of the segment. We believe that the inclusion of such gains or losses, would impair the factors and trends affecting the historical financial performance of our reportable segments. We continue to include undistributed earnings or loss, distributions, amortization or accretion of basis differences, and other-than-temporary impairments for equity method investments that we believe are directly attributable to the operational performance of such investments, in our reportable segment results. The charge relates to our Advanced Polymer Technologies reportable segment.
(7) Charges represent legal and other professional service fees as well as incremental proxy solicitation costs related to a proxy contest.
(8) Charges represent professional service fees related to a review of the company's portfolio.
(9) Income tax impact of non-GAAP adjustments is the summation of the calculated income tax charge related to each pre-tax non-GAAP adjustment. The non-GAAP adjustments relate primarily to adjustments in the United States. As such, the income tax effect is calculated using the statutory tax rates of 21% for the United States and approximately 2.5% for state and local taxes, applied to the non-GAAP adjustments.
(10) Represents certain discrete tax items such as excess tax benefits on stock compensation and impacts of legislative tax rate changes.
(11) The average number of shares outstanding used in the three and six months ended 2025 diluted adjusted earnings (loss) per share computation (Non-GAAP) includes 0.2 and 0.3 million diluted shares, respectively. This number of shares differs from the average number of shares outstanding used in diluted earnings (loss) per share computations (GAAP) as we had a net loss on a GAAP basis.

Financial Schedules - Page 9

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA Reconciliation (GAAP to Non-GAAP)

	Three Months Ended June 30,		Six Months Ended June 30,
In millions, except percentages (unaudited)	2026	2025	2026	2025
Net income (loss) from continuing operations (GAAP)	$39.8	$(141.4)	$63.2	$(112.3)
Provision (benefit) for income taxes on continuing operations	10.9	4.8	17.7	13.3
Interest expense, net	14.2	18.6	30.1	38.0
Depreciation and amortization	22.0	25.2	44.7	49.7
Restructuring and other (income) charges, net (1)	1.7	7.2	2.2	9.1
Goodwill impairment charge (1)	—	183.8	—	183.8
Long-lived asset impairment charge (1)	32.1	—	32.1	—
Gain on sale of business (1)	(8.6)	—	(8.6)	—
Litigation charge (1)	—	—	16.2	—
Impairment of license agreement (1)	—	—	2.8	—
(Gain) loss on strategic investments	—	2.5	—	2.5
Proxy contest charges (1)	—	0.3	—	8.2
Portfolio realignment costs (1)	2.9	—	6.1	—
Adjusted EBITDA from continuing operations (Non-GAAP)	$115.0	$101.0	$206.5	$192.3

Net income (loss) from discontinued operations (GAAP)	$(4.5)	$(5.1)	$31.9	$(13.7)
Provision (benefit) for income taxes on discontinued operations	(1.7)	(1.0)	9.7	(3.2)
Depreciation and amortization	—	0.4	—	0.8
Restructuring and other (income) charges, net (1)	4.8	14.7	12.6	25.1
Gain on sale of business (1)	1.4	—	(54.2)	—
Adjusted EBITDA from discontinued operations (Non-GAAP)	$—	$9.0	$—	$9.0

Total Adjusted EBITDA (Non-GAAP)	$115.0	$110.0	$206.5	$201.3

Net sales from continuing operations	$314.1	$331.5	$572.1	$579.4
Net income (loss) margin from continuing operations	12.7%	(42.7)%	11.0%	(19.4)%
Adjusted EBITDA margin from continuing operations (Non-GAAP)	36.6%	30.5%	36.1%	33.2%

Net sales from discontinued operations	$—	$33.6	$—	$69.7
Net income (loss) margin from discontinued operations	—%	(15.2)%	—%	(19.7)%
Adjusted EBITDA margin from discontinued operations (Non-GAAP)	—%	26.8%	—%	12.9%

Total Net sales (Non-GAAP)	$314.1	$365.1	$572.1	$649.1
Net income (loss) as a percentage of Total Net sales	11.2%	(40.1)%	16.6%	(19.4)%
Total Adjusted EBITDA margin (Non-GAAP)	36.6%	30.1%	36.1%	31.0%
_______________
(1) For more information on these charges, refer to the Adjusted Earnings Reconciliation (GAAP to Non-GAAP) table on page 8.
Financial Schedules - Page 10

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures

Free Cash Flow Calculation (Non-GAAP)

	Three Months Ended June 30,		Six Months Ended June 30,
In millions (unaudited)	2026	2025	2026	2025
Net cash provided by (used in) operating activities	$(13.8)	$79.0	$(15.8)	$104.4
Less: Litigation Settlement Payment (1)	(113.2)	—	(113.2)	—
Less: Capital expenditures	10.3	12.2	20.6	22.2
Free Cash Flow (Non-GAAP)	$89.1	$66.8	$76.8	$82.2

Free Cash Flow per share (Non-GAAP)	$2.52	$1.82	$2.16	$2.24

Weighted average common shares outstanding - Diluted (2)	35.3	36.7	35.6	36.7
_______________
(1) For the three and six months ended June 30, 2026, Free Cash Flow excludes a litigation settlement payment. For more information, refer to the Notes to the Condensed Consolidated Financial Statements included in the Company’s Form 10-Q for the period ended March 31, 2026, filed on May 7, 2026. Updates will be provided in subsequent filings of the Company's Form 10-Q in 2026.
(2) The average number of shares outstanding used in the three and six months ended 2025 diluted adjusted earnings (loss) per share computation (Non-GAAP) includes 0.2 and 0.3 million diluted shares, respectively. This number of shares differs from the average number of shares outstanding used in diluted earnings (loss) per share computations (GAAP) as we had a net loss on a GAAP basis.

Financial Schedules - Page 11

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures

Net Debt Ratio Calculation (Non-GAAP)

In millions, except ratios (unaudited)	June 30, 2026
Notes payable and current maturities of long-term debt	$144.0
Long-term debt including finance lease obligations	1,056.2
Debt issuance costs	2.6
Total Debt	1,202.8
Less:
Cash and cash equivalents (1)	97.5
Restricted investment (2)	85.8
Net Debt	$1,019.5

Net Debt Ratio (Non-GAAP)
Adjusted EBITDA (Non-GAAP)
Twelve months ended December 31, 2025 - Total Adjusted EBITDA	$397.5
Six months ended June 30, 2025 (3) - Total Adjusted EBITDA	(201.3)
Six months ended June 30, 2026 (3) - Total Adjusted EBITDA	206.5
Total Adjusted EBITDA (Non-GAAP) - last twelve months (LTM) as of June 30, 2026	$402.7

Net debt ratio (Non-GAAP)	2.5x
_______________
(1) Includes $0.1 million of Restricted Cash related to the new market tax credit financing arrangement.
(2) Our restricted investment is a trust managed in order to secure repayment of the finance lease obligation associated with Performance Materials' Wickliffe, Kentucky, manufacturing site at maturity. The trust, presented as Restricted investment on our condensed consolidated balance sheets, originally purchased long-term bonds that mature through 2026. The principal received at maturity of the bonds, along with interest income that is reinvested in the trust, are expected to be equal to or more than the $80.0 million finance lease obligation that is due in 2027.
(3) Refer to the Adjusted EBITDA Reconciliation (GAAP to Non-GAAP) schedule on page 10 for the reconciliation to the most comparable GAAP financial measure.

Contact: Caroline Monahan 843-740-2068 media@ingevity.com

Investors: Mickey Walsh 843-740-2002 investors@ingevity.com
Financial Schedules - Page 12